UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Finnovate Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41012	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Franklin Street

Suite 1702

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 424-253-0908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 5, 2025, Finnovate Acquisition Corp. (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which included an audit report of its former independent registered public accounting firm, Marcum LLP (“Marcum”) with respect to the fiscal year ended December 31, 2023.

On June 5, 2025 Marcum notified the Company that it had not yet completed the required audit procedures necessary to issue its audit report. Therefore, Marcum had not provided its authorization to include the audit report in the 2024 Annual Report and did not sign the audit report.

The Company’s financial statements for the year ended December 31, 2023 included in the 2024 Annual Report are unaudited and should not be relied upon based on the deficiency noted above. As a result, the Company intends to file an Amendment No.1 on Form 10-K/A for the year ended December 31, 2024 to correct this deficiency as soon as practicable. The only changes that are expected to be made in the Form 10-K/A relate to (i) the cover page, which will be updated to reflect that the Company’s securities are registered pursuant to Section 12(g) of the Act; (ii) Part II, Item 8, “Financial Statements and Supplementary Data,” which will include the authorized Marcum audit report; and (iii) Part IV, Item 15, “Exhibits and Financial Statement Schedules,” will be updated to include new certifications by the Company’s principal executive officer and principal financial officer.

The audit committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Marcum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finnovate Acquisition Corp.

Date: June 10, 2025	By:	/s/ Calvin Kung
	Name:	Calvin Kung
	Title:	Chief Executive Officer